Exhibit 3.19

ARTICLES OF INCORPORATION

OF

LINCOLN TELECOMMUNICATIONS COMPANY

ARTICLE 1

NAME

The name of the corporation is LINCOLN TELECOMMUNICATIONS COMPANY.

ARTICLE 2

DURATION

The period of duration of the corporation is perpetual.

ARTICLE 3

PURPOSES AND POWERS

3.1 The purposes for which this corporation is organized are to engage in such businesses and occupations as may be from time to time determined by the Board of Directors and are not otherwise forbidden by the laws of the State of Nebraska, including but not limited to the following:

(a) To own, engage in, operate and carry on a general communications business; to buy, own, hold, acquire, lease, sell, exchange, operate and manage telephone exchanges, properties, rural and urban lines, and telegraph, data, video, community antenna, closed circuit, microwave, radio and electronic systems, properties and businesses, or any interest therein; and to buy, own, hold, acquire, sell, and exchange stocks, bonds, debentures, notes, contracts and other securities of corporations engaged in the ownership or operation of any of the foregoing exchanges, lines, systems, properties and businesses.

(b) To manufacture, purchase or otherwise acquire, own, mortgage, pledge, sell, assign and transfer, or otherwise dispose of, to invest, trade, deal in and deal with, goods, wares and merchandise and real and personal property of every class and description.

(c) To have one or more offices, to carry on all or any of its operations and business and without restriction or limit as to amount, to purchase or otherwise acquire, hold, own, mortgage, sell, convey or otherwise dispose of real and personal property of every class and description in any of the States, Districts, Territories, or Colonies of the United States, and in any and all foreign countries, subject to all the laws of such States, Districts, Territories, Colonies or Countries.

3.2 The corporation shall have and exercise all powers and rights conferred upon corporations by the Nebraska Business Corporation Act, and any enlargement of such powers conferred by subsequent legislative acts.

ARTICLE 4

AUTHORIZED SHARES

The aggregate number of shares which the corporation shall have authority to issue is 8,000,000 shares of common stock of $3.125 par value per share amounting in the aggregate to $25,000,000.00 of par value.

ARTICLE 5

MANAGEMENT OF THE CORPORATION

5.1 Board of Directors: The affairs of the corporation shall be conducted by a Board of Directors which shall have and shall exercise all the powers of the corporation. Directors of the corporation need not be stockholders. The number of directors which shall constitute the Board of Directors shall be such as from time to time shall be fixed by, or in the manner provided in, the By-Laws. Directors shall be elected by the stockholders at the annual meeting and shall take office as provided from time to time by the By-Laws.

5.2 Officers. The officers of the corporation shall be a President, Executive Vice-President, Vice-Presidents, Secretary, Treasurer, Controller, and such subordinate officers as may be appointed by the Board of Directors. The officers shall be chosen by the Board of Directors in such manner and for such terms as may be provided in the By-Laws.

5.3 The incorporators shall have the direction of the affairs and of the organization of the corporation, until the directors are elected, and may issue the corporate stock to the subscribers thereto, subscribing prior to the election of the initial Board of Directors.

5.4 The initial By-Laws of the Corporation shall be adopted by the stockholders. Thereafter By-Laws, unless otherwise provided under the Nebraska Business Corporation Act, may be adopted, amended or repealed either by the stockholders or by the Board of Directors at any regular or special meeting.

ARTICLE 6

STOCKHOLDERS’ PROPERTY

The private property of the stockholders shall not be subject to the payment of the corporate debts of the corporation to any extent whatsoever.

ARTICLE 7

NO PRE-EMPTIVE RIGHTS

No holder of shares of stock of the corporation of any class or holder of any bond, debenture or other security convertible into shares of stock of the corporation of any class shall have any pre-emptive right to subscribe for, purchase or otherwise acquire shares of stock of the corporation of any class, whether now or hereafter authorised, or bonds, debentures or other securities, whether or not convertible into shares of stock of the corporation of any class.

ARTICLE 8

REGISTERED OFFICE AND REGISTERED AGENT

8.1 The initial registered office of the corporation is located at 1440 “M” Street, Lincoln, Lancaster County, Nebraska.

8.2 The name of the initial registered agent of the corporation at such address is Donald R. Swanson.

ARTICLE 9

INCORPORATORS

The name and address of each incorporator is:

Allen L. Overcash

1500 Sharp Building

Lincoln, Nebraska 68508

J. Taylor Greer

1500 Sharp Building

Lincoln, Nebraska 68508

The undersigned, being all of the incorporators herein designated, do hereby adopt and sign the foregoing Articles of Incorporation for the purpose of forming this corporation under the Nebraska Business Corporation Act.

DATED this 24th day of November, 1980.

/s/ Allen J. Overcash

/s/ J. Taylor Greer

STATE OF NEBRASKA ) ss
SECRETARY’S OFFICE )
Received and filed for record and recorded on film roll No. 85-9 at page 675

By	Secretary of State /s/ $24.00
30366

ARTICLES OF AMENDMENT

TO

ARTICLES OF INCORPORATION

OF

LINCOLN TELECOMMUNICATIONS COMPANY

Lincoln Telecommunications Company hereby certifies that the following amendments to its Articles of Incorporation were duly adopted pursuant to Section 21-2057 of the Nebraska Business Corporation Act, having been approved by the Board of Directors at a regular meeting on March 20, 1985 and duly adopted by affirmative vote of the holders of at least 66-2/3rds of the shares of its common stock entitled to vote thereon (there being no other classes of stock authorized by the Articles) at its annual meeting held April 24, 1985, due notice of such amendments and the proposed vote thereon having been directed by the Board of Directors and given to such stockholders:

ARTICLE 5

MANAGEMENT OF THE CORPORATION

Restating Articles 5.1 and 5.2 so that, as amended, they read as follows:

5.1 Board of Directors. The affairs of the corporation shall be conducted by a Board of Directors which shall have and shall exercise all the powers of the corporation. Directors of the corporation need not be stockholders. The number of Directors which shall constitute the whole Board of Directors shall be such as from time to time shall be fixed in the manner provided in the By-Laws; provided, however, the number of Directors which shall constitute the whole Board shall be not less than twelve (12) or more than eighteen (18). The Directors shall be divided into three classes. Each class shall consist, as nearly as may be possible, of one-third of the total number of Directors constituting the whole Board of Directors. At the annual meeting of stockholders to be held in 1985, one-third of the Directors shall be elected for a one year term, one-third of the Directors for a two year term and one-third of the Directors for a three year term. At each succeeding annual meeting of stockholders beginning in 1986, successors to the class of Directors whose term expires at that annual meeting shall be elected for a three year term. A Director shall hold office until the annual meeting in the year in which the Director’s term expires and until the Director’s successor shall be elected and qualified, subject however, to prior death, resignation, retirement, disqualification or removal from office.

If the number of Directors is changed, any increase or decrease shall be approportioned among the classes so as to maintain the number of Directors in each class as nearly equal as possible, and any additional Director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of Directors shorten the term of any Director then in office. Any vacancy on the Board of Direct may be filled by the affirmative vote of the majority of the Directors then in office, although less than a quorum, and the person filling such vacancy shall have the same remaining term as that of his predecessor.

The members constituting the entire Board of Directors shall be removed from office only by an affirmative vote of the holders of at least seventy percent (70%) of the outstanding shares of common stock entitled to vote thereon at, an annual meeting of stockholders or special meeting of stockholders called for such purpose.

Approval of a merger, consolidation, exchange of all outstanding shares, or sale, lease, exchange or other disposition of all or substantially all of the corporation’s assets shall require the affirmative vote of the holders of at least seventy percent (70%) of the outstanding shares of common stock entitled to vote thereon at an annual meeting of stockholders or special meeting of stockholders called for such purpose.

The amendment or repeal of all or any part of this Article 5.1 shall require the affirmative vote of the holders of at least seventy percent (70%) of the outstanding shares of common stock entitled to vote thereon at an annual meeting of stockholders or special meeting of stockholders called for such purpose.

5.2 Officers. The officers of the corporation shall be a President, Vice Presidents (one of whom may be designated the Executive Vice President), Secretary, Treasurer, Controller, and such other officers as may be appointed by the Board of Directors. The officers shall be appointed by the Board of Directors in such manner and for such terms as may be provided in the By-Laws.

The vote of the holders of the common stock entitled to vote on the amendments was as follows:

Number of shares outstanding and entitled to vote	4,134,643
Number of shares voted for the amendments	2,884,559
Number of shares voted against the amendments	366,681
Number of shares abstaining from voting on the amendments	373,576

the number of shares voted for the amendments being 69.77% of the shares outstanding and entitled to vote.

The amendments effect no change in the amount of stated capital of the corporation or in any other provision of the Articles of Incorporation.

Dated: April 24, 1985.

Lincoln Telecommunications Company

By:	/s/ James E. Geist
James E. Geist, President

/s/ Donald R. Swanson
Donald R. Swanson, Secretary

[CORPORATE SEAL]

Form 3-76	0855801078 Pgs1 ALLTEL COMMUNICATIONS HOLDINGS Filed: 10/08/1986 12:00 AM

DOMESTIC

CHANGE OF REGISTERED AGENT AND/OR REGISTERED OFFICE

(Submit in Duplicate)

TO: ALLEN J. BEERMANN, Secretary of State, Lincoln, Nebraska 68509

The following corporation, pursuant to the laws of the State of Nebraska, does hereby wish to change its Registered Agent and/or Registered Office in the State of Nebraska.

Lincoln Telecommunications Company	0555525
Name of Corporation

Before Change:

Registered Agent:	Donald R. Swanson

Registered Office:	1440 M Street	Lincoln	Lancaster Nebraska	68508
	Street Address	City	County	Zip Code

The following change of registered office, registered agent, or both, were authorized by a resolution duly adopted by the board of directors on the 17th day of September 1986

The registered office of this corporation in Nebraska shall be:	1440 M Street
Street Address*

Lincoln	Lancaster	Nebraska	68508	and the registered agent
City	County		Zip Code

at such address shall be	Michael J. Tavlin
Name of Registered Agent

*	Address shall be complete, using full street address. A box number is acceptable only in those cases where street addresses are not available.

Such statement shall be executed by the corporation by its president or a vice president:

Dated: October 8, 1986	President:

or
Vice President:	/s/ Michael J. Tavlin

If the Secretary of State finds that such statement conforms to the provisions of sections 21-2001 to 21-20,144, he shall file such statement in his office. The duplicate statement, bearing the date of filing in the office of the Secretary of State shall be recorded in the office of the county clerk of the county where the registered office of the corporation is located in Nebraska. If the statement changes the location of the registered office to another county, the statement bearing the date of the filing in the office of the Secretary of State shall be filed in both counties.

Filing Fee: $18.00

STATE OF NEBRASKA ) SECRETARY’S OFFICE )	SS
Received and filed for record
and recorded on film roll No. 86-58 at page 1078
/s/ Allen J. Beermann
Secretary of State
By	/s/ JL $18.00
57808

NE Sec of State John A Gale – Corp A 0871500972 Pgs: 2 ALLTEL COMMUNICATIONS HOLDINGS Filed: 04/23/1987 12:00 AM		STATE OF NEBRASKA )	SS
SECRETARY’S OFFICE)
Received and filed for record and recorded on film roll No. 87-15 at page 972
/s/
Secretary of State
	By	JL $21.00
68559

ARTICLES OF AMENDMENT

TO

ARTICLES OF INCORPORATION

OF

LINCOLN TELECOMMUNICATIONS COMPANY

Lincoln Telecommunications Company hereby certifies that the following amendment to its Articles of Incorporation was duly adopted pursuant to Section 21-2057 of the Nebraska Business Corporation Act, having been approved by the Board of Directors at a regular meeting on March 18, 1987 and duly adopted by affirmative vote of the holders of at least 66-2/3rds of the shares of its common stock entitled to vote thereon (there being no other classes of stock authorized by the Articles) at its annual meeting held April 22, 1987, due notice of such amendment and the proposed vote thereon having been directed by the Board of Directors and given to such stockholders:

Striking Article 4 as presently stated and inserting in lieu thereof the following:

“Article 4.

Authorized Shares

The aggregate number of shares which the corporation shall have authority to issue is 25,000,000 shares of common stock of $1.00 par value per share amounting in the aggregate to $25,000,000 of par value.”

The vote of the holders of the common stock entitled to vote on the amendment was as follows:

Number of shares outstanding and entitled to vote	4,148,703
Number of shares voted for the amendment	3,258,980
Number of shares voted against the amendment	39,080
Number of shares abstaining from voting on the amendment	105,219;

the number of shares voted for the amendment being 78.56% of the shares outstanding and entitled to vote.

The amendment effects no change in the amount of stated capital of the corporation or in any other provision of the Articles of Incorporation.

Dated: April 22, 1987.

[corporate seal]

LINCOLN TELECOMMUNICATIONS COMPANY

By:	/s/ James E. Geist
James E. Geist, President

/s/ Michael J. Tavlin
Michael J. Tavlin, Secretary

NE Sec of State John A Gale – Corp IS 0088801241 Pgs 4 ALLTEL COMMUNICATIONS HOLDINGS Filed: 04/27/1988 12:00 AM	STATE OF NEBRASKA ) SECRETARY’S OFFICE )	SS

Received and filed for record and recorded on film roll No. 88-8 at page 1241
/s/ Allen J. Beermann
Secretary of State
	By	/s/
BS Pd 20,032.00

ARTICLES OF AMENDMENT

TO

ARTICLES OF INCORPORATION

OF

LINCOLN TELECOMMUNICATIONS COMPANY

Lincoln Telecommunications Company hereby certifies that the following amendment to its Articles of Incorporation were duly adopted pursuant to Section 1-2057 of the Nebraska Business Corporation Act, having been approved by the Board of Directors at a regular meeting on March 16, 1988 and duly adopted by affirmative vote of the holders of at least seventy percent (70%) of the shares of its common stock entitled to vote thereon (there being no other classes of stock authorized by the Articles prior to this amendment) at its annual meeting held April 27, 108, due notice of such amendment and the proposed vote thereon having been given to such stockholders by direction of the Board of Directors:

Striking Article 4 as presently stated and inserting in lieu thereof the following:

ARTICLE 4

AUTHORIZED SHARES

The aggregate number of shares which the corporation shall have authority to issue is 70,000,000 shares of $0.50 par value per share, amounting in the aggregate to $35,000,000 of par value, which shall be divided into two classes: common stock and preferred stock.

A.	The aggregate number of shares of common stock which the corporation shall have authority to issue is 50,000,000 shares of common stock of $0.50 par value per share amounting in the aggregate to $25,000,000 of par value.

(1)	Dividends.

The holders of the common stock will receive such dividends when and if declared by the Board of Directors out of any funds; legally available for the payment of such dividends remaining after payment or provision for payment of all accumulated and current dividends on the preferred stock of the corporation.

(2)	Liquidation or Dissolution.

In case of any voluntary or involuntary liquidation or dissolution of the corporation, and after the holders of the preferred stock shall have received the liquidation amount for their stock, plus all accrued, but unpaid dividends thereon, then the holders of the common stock shall be entitled to receive the remaining assets of the corporation or the proceeds thereof.

(3)	Voting Rights.

Each outstanding share of common stock shall be entitled to one vote on each matter submitted to a vote at a meeting of the common stockholders.

B.	The aggregate number of shares of preferred stock which the corporation shall have authority to issue is 20,000,000 shares of preferred stock of $0.50 par value per share amounting in the aggregate to $10,000,000 of par value with such designations, preferences, limitations and relative rights as may be authorized in accordance with this Section B.

(1)	Redemption and Conversion Rights.

Any shares of preferred stock may be issued:

(a) Subject to the right of the corporation to redeem any of such shares, including by exchange for other securities of the corporation, at the price specified in a particular series; and

(b) Convertible into shares of common stock or into shares of the preferred stock as specified in a particular series.

(2)	Dividends.

Before any dividends shall be paid or set apart for payment upon the common stock, the holders of each series of preferred stock shall be entitled to receive dividends at the rate per annum specified in the particular series payable quarterly in each year out of any funds legally available for the payment of such dividends, when and if declared by the Board of Directors. Such dividends shall accumulate on each share of preferred stock from the date of issue. All dividends on preferred stock shall be cumulative so that if the corporation shall not pay the quarterly dividend, or any part thereof, on the preferred stock then issued and outstanding, such deficiency shall thereafter be fully paid, but without interest, before any dividend shall be paid or set apart for payment on the common stock.

Any dividend paid upon the preferred stock at a time when any accumulated dividends for any prior period are delinquent shall be expressly declared as a dividend in whole or in part payment of the accumulated dividend or the earliest dividend period or periods for which dividends are then delinquent, and shall be so designated to each stockholder to whom payment is made. All shares of preferred stock shall rank equally and shall share rateably, in proportion to the rate of dividend fixed pursuant here, paid or set aside for payment for any dividend period or part thereof upon any such shares.

(3)	Liquidation or Dissolution.

In case of voluntary or involuntary liquidation or dissolution of the corporation the holders of each series of preferred stock shall be entitled to receive out of the assets of the corporation in money or money’s worth the liquidation amount specified in the particular series for each share at the time outstanding, together with all accrued but unpaid before any of such assets shall be paid or distributed to holders of common stock. In the case of the voluntary or involuntary solution of the corporation, if the assets of the corporation shall be insufficient to pay the holders of all shares of preferred stock then outstanding the entire amounts to which they may be entitled, the holders of each outstanding series of the preferred stock shall share rateably in such assets in proportion to their respective liquidation amounts.

(4)	Authority to Establish Series.

The Board of Directors is authorized and empowered from time to time to establish one or more series of preferred stock, each series to be designated as to distinguish the shares thereof from the shares of all other series, and to authorize the issuance of shares of preferred stock in any such series; and to fix and determine, in respect to any particular series, variations in the relative rights and preferences as between different series so established, up to the maximum extent authorized by the Nebraska Business Corporation Act, as such Act now exists or may from time to time be amended.

(5)	Voting Rights.

To the extent that any series of preferred stock established by the Board of Directors has voting rights, such rights may be in addition to any voting rights accorded to the holders of common stock by these Articles or the Nebraska Business Corporation Act, as such Act now exists or may from time to time be amended.

The vote of the holders of the common stock entitled to vote on the amendment was as follows:

Number of shares outstanding and entitled to vote	8,528,405
Number of shares voted for the amendment	6,641,967
Number of shares voted against the amendment	376,734
Number of shares abstaining from voting on the amendment	123,176

the number of shares voted for the amendment being 77.9% of the shares outstanding and entitled to vote.

The amendment effects no change in the amount of stated capital of the corporation or in any other provision of the Articles of Incorporation.

Dated: April 27, 198S.

Lincoln Telecommunications Company

By:	/s/ James E. Geist
James E. Geist, President

/s/ Michael J. Tavlin
Michael J. Tavlin, Secretary

NE Sec of State John A Gale – Corp A 0090800700 Pgs: 2 ALLTEL COMMUNICATIONS HOLDINGS Filed: 04/25/1990 12:00 AM	STATE OF NEBRASKA )	SS
	SECRETARY’S OFFICE )
	Received and filed for record and recorded on film roll No. 90-8 at page 700
	/s/ Allen J. Beermann
	Secretary of State
	By	/s/
	28/22	$31.00

ARTICLES OF AMENDMENT

TO

ARTICLES OF INCORPORATION

OF

LINCOLN TELECOMMUNICATIONS COMPANY

Lincoln Telecommunications Company hereby certifies that the following amendment to its Articles of Incorporation was duly adopted pursuant to Section 21-2057 of the Nebraska Business Corporation Act, having been approved by the Board of Directors at a regular meeting on March 21, 1990 and duly adopted by affirmative vote of the holders of at least two-thirds (2/3rds) of the shares of its common stock entitled to vote thereon (there being no other classes of stock entitled to vote thereon) at its annual meeting held April 25, 1990, due notice of such amendment and the proposed vote thereon having been given to such stockholders by direction of the Board of Directors:

Striking the pertinent provisions of Article 4 as presently stated and inserting in lieu thereof the following:

ARTICLE 4

AUTHORISED SHARES

The aggregate number of shares which the corporation shall have authority to issue is 120,000,000 shares, amounting in the aggregate to $35,000,000 of par value, which shall be divided into two classes: common stock and preferred stock.

A.	The aggregate number of shares of common stock which the corporation shall have authority to issue is 100,000,000 shares of common stock of $0.25 par value per share amounting in the aggregate to $25,000,000 of par value.

The vote of the holders of the common stock entitled to vote on the amendment was as follows:

Number of shares outstanding and a entitled to vote	16,490,188
Number of shares voted for the amendment	11,324,792
Number of shares voted against the amendment	2,409,471
Number of shares abstaining from voting on the amendment	131,419

the number of shares voted for the amendment being 68.68% of the shares outstanding and entitled to vote.

The amendment effects no change in the amount of stated capital of the corporation or in any other provision of the Articles of Incorporation.

Dated: April 25, 1990

Lincoln Telecommunications Company

By:	/s/ James E. Geist
James E. Geist, Chairman of the Board and Chief Executive Officer

/s/ Michael J. Tavlin
Michael J. Tavlin, Secretary

ARTICLES OF AMENDMENT

TO THE

ARTICLES OF INCORPORATION

OF

LINCOLN TELECOMMUNICATIONS COMPANY

Pursuant to Section 21-20,121 of the Business Corporation Act, the undersigned officer of Lincoln Telecommunications Company, a Nebraska corporation (the “Corporation”), states as follows:

1. The name of the Corporation is Lincoln Telecommunications Company.

2. Article I of the Articles of Incorporation of the Corporation is amended, as of the effective time and date set forth below, to delete the original text in its entirety and insert in its place the following Article I (the “Amendment”):

ARTICLE 1

Name

The name of the corporation is

Aliant Communications Inc.

3. The only class of shares of the Corporation entitled to vote on the approval of the Amendment is Common Stock, of which thirty six million six hundred fifty thousand six hundred eleven (36,650,611) shares are issued and outstanding and entitled to vote on the approval of the Amendment. At the annual meeting of the Stockholders of the Corporation held on April 24, 1996, a total of twenty seven million four hundred forty three thousand four hundred sixty nine (27,443,469) of such shares were voted in favor of, and a total of two million forty eight thousand eight hundred forty six (2,048,846) shares were voted against, approval of the Amendment. The foregoing affirmative vote is sufficient to approve the Amendment in accordance with the Act.

4. The effective time and date of the Amendment shall be 12:01 a.m., September 3, 1996.

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to executed as of the 18th day of July, 1996.

Lincoln Telecommunications Company

/s/ Michael J. Tavlin
Michael J. Tavlin, Vice President – Treasurer and Secretary

NE Sec of State – Corp AD

1000062514 Pgs: 1

ALIANT COMMUNICATIONS INC.

Filed: 10/04/1999 03 45 PM

DOMESTIC CHANGE OF

REGISTERED AGENT and/or OFFICE

Submit in Duplicate

Scott Moore, Secretary of State

Room 1305 State Capitol, P.O Box 94608

Lincoln, NE 68509

http://www.nol.org/home/SOS/

The following corporation, pursuant to the laws of the state of Nebraska, does hereby wish to change its Registered Agent and/or Registered Office.

Name of Corporation	ALIANT COMMUNICATIONS INC.

Previous:

Registered Agent:	Michael J. Tavlin

Registered Office:	1440 M Street	Lincoln	NE	68508
	Street Address	City		Zip

New:

Registered Agent:	C T Corporation System

Registered Office*:	206 S 13th St., Ste 1500	Lincoln	NE	68508
	Street Address	City		Zip

*	The street address of the registered office and the street address of the registered agent must be identical.

DATED	September 30, 1999	/s/ Francis X. Frantz
Signature

Francis X. Frantz, Secretary
Printed Name/Title

NOTE: Every filing must be signed by the chairperson of the board of directors, the president, or one of the officers of the corporation. If the corporation has not yet been formed or directors have not yet been selected, the filing shall be signed by an incorporator. If the corporation is in the hands of a receiver, trustee, or other court appointed fiduciary, the filing shall be signed by that fiduciary.

Registered Agent: Please check A (current agent) or B (new agent) below and sign

	A.	I hereby state that the above named corporation has been notified of the change in address of my registered office.

X	B.	I hereby consent to act as registered agent for the above named corporation.

/s/ Signature
Signature of Registered Agent

FILING FEE: $30.00
Revised 2/11/99	Neb. Rev. Stat. §21-2032

NE Sec of State – Corp GR

10000135074 Pgs: 80

Filed: 07/21/2000 03 59 PM

CHANGE OF

REGISTERED AGENT and/or OFFICE

Scott Moore, Secretary of State

Room 1305 State Capitol, P.O. Box 94608

Lincoln, NE 68509

http://www.nol.org/home/SOS/

C T Corporation System, pursuant to the laws of the state of Nebraska, does hereby change the Registered Agent and/or Registered Office for the companies on the attached list.

Name of Corporation	(see attached list) Aliant Communications Inc.

Previous:

Registered Agent:	C T Corporation System

Registered Office:	206 South 13th Street, Suite 1500	Lincoln NE	68508
	Street Address	City	Zip

New:

Registered Agent:	C T Corporation System

Registered Office:	301 South 13th Street, Suite 500	Lincoln NE	68508
	Street Address	City	Zip

*	The street address of the registered office and the street address of the registered agent must be identical.

DATED July 24, 2000	/s/ Kenneth J. Uva
Signature

Kenneth J. Uva, Vice President
Printed Name/Title

NOTE: Every filing must be signed by the chairperson of the board of directors, the president, or one of the officers of the corporation. If the corporation has not yet been formed or directors have not yet been selected, the filing shall be signed by an incorporator. If the corporation is in the hands of a receiver, trustee, or other court appointed fiduciary, the filing shall be signed by that fiduciary.

Registered Agent: Please check A (current agent) or B (new agent) below and sign

X	A.	I hereby state that the companies on the attached list have been notified of the change in address of my registered office.

	B.	I hereby consent to act as registered agent for the above named corporation.

/s/ Kevin J. Uva
Signature of Registered Agent

NE Sec of State – Corp NN

100002247000 Pgs: 1

ALLTEL COMMUNICATIONS HOLDINGS

Filed: 06/13/2001 12.56 PM

ARTICLES OF AMENDMENT

TO THE

ARTICLES OF INCORPORATION

OF

ALIANT COMMUNICATIONS INC.

Pursuant to the provisions of the Nebraska Business Corporation Act, the undersigned corporation adopts the following Articles of Amendments the Articles of Incorporation:

1. The name of the corporation is: Aliant Communications Inc.

2. The text of each amendment adopted is:

RESOLVED, that the name of Corporation shall be changed to “ALLTEL Communications Holdings of the Midwest, Inc.”

FURTHER RESOLVED, that the officers of the Corporation are authorized and directed to submit, such name change proposal to the shareholder of the Corporation for its approval.

FURTHER RESOLVED, that the Board of Directors recommends that the shareholder of the Corporation approve and consent to the name change set forth herein.

FURTHER RESOLVED, that the officers of the Corporation are authorized and directed to execute and deliver an Amended Certificate of Incorporation of the Secretary of State of Nebraska and to take such other actions to carry out the foregoing resolutions.

3. The manner, if not set forth in such amendment in which an exchange, reclassification, or cancellation of issued shares, for implementing the amendment, is as follows:

4. The date of each amendment’s adoption is as follows: June 2, 2001

5. The amendment was adopted by the board of directors.

DATED: June 2, 2001	/s/ Francis X. Frantz
Francis X. Frantz, Secretary

ARTICLES OF AMENDMENT

OF

ALLTEL COMMUNICATIONS HOLDINGS OF THE MIDWEST, INC.

To the Secretary of State

State of Nebraska

Pursuant to the provisions of Section 21-20,121 of the Business Corporation Act of the State of Nebraska, the corporation hereinafter named (the “corporation”) does hereby submit the following Articles of Amendment.

1. The name of the corporation is Alltel Communications Holdings of the Midwest, Inc.

2. Article One of the Articles of Incorporation of the corporation is hereby amended so as henceforth to read as follows:

“The name of the corporation is Windstream Holding of the Midwest, Inc.”

3. The date of adoption of the aforesaid amendment was June 15, 2006.

4. The amendment herein provided for was duly approved by the sole shareholder of the corporation on June 16, 2006 in accordance with the provisions of the Nebraska Corporation Code.

5. The said number of votes cast for the said amendment was sufficient for the approval thereof by the said voting group.

6. The effective time of these Articles of Amendment on July 3, 2006.

Executed on June 23, 2006

/s/ John P. Fletcher
Name of officer:	John P. Fletcher
Title of officer:	Executive Vice President

NE Sec of State John A Gale – Corp GR
1000914692	Pgs: 1
Filed: 08/10/2009 02:07 PM 130

August 7, 2009

Secretary of State of Nebraska

Attn: Jody Debus, Senior Filing Officer

State Capitol, Suite 1301

Lincoln, NE 68509

VIA FEDERAL EXPRESS

Re:	Change of Registered Office of C T Corporation System

Dear Ms. Debus:

Please accept this letter as our formal request to change the registered office address for all business entities filed with your office where C T Corporation System is listed as their registered agent.

The old address is: Suite 500, 301 S. 13th Street, Lincoln, NE 68508

The new address, effective August 10, 2009, is: 102 K Street, Lincoln, NE 68508

I hereby state that all business entities affected have been notified of the change of address of C T Corporation System’s registered office.

Thank you for your kind assistance in this matter.

Very truly yours,

/s/ Kenneth J. Uva
Kenneth Uva
Vice President

Enclosure:	Check payable to “Nebraska Secretary of State” in the amount of $1,005.00